EXECUTION COPY

EXHIBIT 10.1

E.A. VINER INTERNATIONAL CO.
THIRD AMENDMENT TO
SENIOR SECURED CREDIT AGREEMENT

This THIRD AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT, dated as of December 16, 2008 (this “Amendment”), by and among E.A. VINER INTERNATIONAL CO., a corporation formed under the laws of the State of Delaware (the “Borrower”), OPPENHEIMER HOLDINGS INC., a corporation formed under the laws of Canada (the “Parent”), VINER FINANCE INC., a corporation formed under the laws of the State of Delaware (“Viner Finance” and, together with the Parent, the “Guarantors”), each of the lenders party to the Existing Credit Agreement (as defined below) (the “Lenders”) and MORGAN STANLEY SENIOR FUNDING, INC., a Delaware corporation, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Credit Agreement.

RECITALS

WHEREAS, the parties hereto are party to the Existing Senior Secured Credit Agreement, dated as of July 31, 2006, as amended by the First Amendment thereto, dated as of July 24, 2007 and the Second Amendment thereto, dated as of December 12, 2007 (as so amended, the “Existing Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders agree to amend to the Existing Credit Agreement in order to change the terms of certain financial and other covenants as contemplated herein;

WHEREAS, Required Lenders are willing to amend the Existing Credit Agreement to provide for the changes to such covenants;

WHEREAS, Section 14.02 permits certain amendments to the Existing Credit Agreement by an amendment in writing signed by the Borrower and the Required Lenders and the undersigned Lenders constitute Required Lenders; and

WHEREAS, the Borrower, Guarantors, Administrative Agent and Required Lenders executing this Amendment desire to amend certain of the terms and provisions of the Existing Agreement as set forth below effective as of the Effective Date (as defined below);

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.1.

Amendments. The parties hereby agree to amend the Existing Credit Agreement as of the Effective Date (as defined below) as follows:

(a)

The following definitions are hereby added to the Agreement:

“2009/2010 Prepayments” has the meaning ascribed to such term in Section 2.01(e).

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with a Credit Party or any of its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement each of which is for the purpose of hedging the interest rate exposure associated with a Credit Party or any of its Subsidiaries’ operations and not for speculative purposes.

“Specified Prepayments” means the 2009/2010 Prepayments together with any prepayment of the Loans made to the extent necessary to satisfy the requirements of Section 9.17(d)(ii).

(b)

The definition of “Applicable Margin” is hereby amended by deleting it in its entirety and substituting therefor the following:

“Applicable Margin” means, in the case of Alternate Base Rate Loans, 3.50% per annum, and in the case of LIBOR Rate Loans, 4.50% per annum.

(c)

The definition of “Consolidated Fixed Charges” is hereby amended by deleting it in its entirety and substituting therefor the following:

“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of the amounts for such period, as determined on a consolidated basis for Parent and its Subsidiaries in conformity with GAAP, of (a) Consolidated Interest Expense and (b) scheduled principal payments (other than the 2009/2010 Payments) in respect of Consolidated Total Debt.

(d)

Clause (i) in the definition of “Excess Cash Flow” is hereby amended by adding “(other than any Specified Prepayments made during such Fiscal Year)” immediately after the word “Loans”

(e)

The definition of “Hedging Agreement” is hereby amended by deleting it in its entirety and substituting therefor the following:

“Hedging Agreement” means (a) any and all interest rate transactions, agreements or documents now existing or hereafter entered into by a Credit Party or any of its Subsidiaries with a Hedging Agreement Provider in order to satisfy its obligations under Section 8.17 for the purpose of hedging the Borrower’s or any Guarantor’s, as the case may be, exposure to fluctuations in interest rates or (b) any Interest Rate Agreement or Currency Agreement entered into by a Credit Party or its Subsidiaries in the ordinary course of such Credit Party’s or any of its Subsidiaries’ businesses.

(f)

Amendments to Section 2.01(e):  Repayment of Loans.

Section 2.01 is hereby amended by deleting in its entirety the text in clause (e) that precedes the table and substituting therefor the following:

“(e)  Repayment of Loans.  The aggregate principal amount of the Loans shall be payable in Dollars in installments on the dates and in the amounts set forth below, subject to the reduction of installments pursuant to Section 3.02(d) and in connection with any other voluntary or mandatory prepayments of the Loans pursuant to Section 3.01 or 3.02; provided that the installments due during the period commencing on March 31, 2009 and ending on December 31, 2010 (the “2009/2010 Prepayments”) shall not be subject to any reduction in accordance with the preceding clause:”

The table in Section 2.01(e) is hereby amended by deleting the line items that correspond to the line items below and substituting therefore the following:

Date	Loan Scheduled Repayment
March 31, 2009	$ 400,000
June 30, 2009	$ 400,000
September 30, 2009	$ 4,400,000
December 31, 2009	$ 400,000
March 31, 2010	$ 500,000
June 30, 2010	$ 500,000
September 30, 2010	$ 8,500,000
December 31, 2010	$ 500,000

(g)

Amendment to Section 3.01: Voluntary Prepayments/Reductions of Commitments.

Section 3.01 is hereby amended by deleting the parenthetical in the first sentence thereof in its entirety and substituting therefor the following:

“(in multiples of not less than $1,000,000 or such lesser amount as (x) may then be outstanding or (y) may be required to satisfy the prepayment requirements of Section 9.17(d)(ii))”

(h)

Amendment to Section 3.02(d): Mandatory Repayments from Excess Cash Flow.

Section 3.02(d) is hereby amended by deleting clause (ii) in its entirety and substituting therefor the following:

“(ii) for each subsequent Fiscal Year, (x) the Applicable Cash Flow Percentage of Excess Cash Flow for such Fiscal Year minus (y) the aggregate amount of any Specified Prepayments made during such Fiscal Year”

(i)

Amendments to Section 9.17: Restricted Payments.

Section 9.17 is hereby amended by deleting clause (d) in its entirety and substituting therefor the following:

“(d)

so long as no Default or Event of Default has occurred and is continuing, (i) at the time of declaration thereof, cash dividends by Parent on any series of Capital Stock of Parent, provided that the aggregate amount of dividends does not exceed:  $2,500,000 during the last two Fiscal Quarters of Fiscal Year 2006 (taken as one period); $7,500,000 during Fiscal Year 2007; $8,000,000 during Fiscal Year 2008; $8,500,000 during Fiscal Year 2009; $9,000,000 during Fiscal Year 2010; $9,500,000 during Fiscal Year 2011; $10,000,000 during Fiscal Year 2012; and $7,500,000 during the first three Fiscal Quarters of Fiscal Year 2013 (taken as one period); provided, further, that commencing with Fiscal Year 2009, the dividend per share amount shall not be increased above the immediately preceding per share dividend amount unless, as of the date of declaration of such dividend, the total amount of dividends per share made during the preceding twelve-month period (including the making of such increased dividend per share) would not exceed 20% of basic earnings per share for the most recently completed preceding twelve-month period; and (ii) at the time of payment, cash payments by Parent to repurchase the Class A Shares of the Parent listed on the New York Stock Exchange, provided that the aggregate number of Class A Shares so repurchased does not exceed: 325,000 during the last two Fiscal Quarters of Fiscal Year 2006 (taken as one period); 650,000 during any Fiscal Year beginning with Fiscal Year 2007 and ending with Fiscal Year 2012; and 487,500 during the first three Fiscal Quarters of Fiscal Year 2013 (taken as one period); provided, further, that with respect to any such repurchases consummated during any Fiscal Quarter commencing in Fiscal Year 2009 or thereafter, the Borrower shall have made one or more voluntary prepayments of Loans during such period (together, without duplication, with any voluntary prepayments made within 10 Business Days after the end of such period) in an aggregate principal amount at least equal to the dollar amount of such repurchases consummated during such period; and”

(j)

Amendments to Section 10.01:  Total Leverage Ratio.

The table in Section 10.01 is hereby amended by deleting it in its entirety and substituting therefor the following:

Measurement Period Ending	Ratio
September 30, 2006	2.30:1.00
December 31, 2006	2.30:1.00
March 31, 2007	2.30:1.00
June 30, 2007	2.30:1.00
September 30, 2007	2.30:1.00
December 31, 2007	2.00:1.00
March 31, 2008	2.00:1.00
June 30, 2008	2.00:1.00
September 30, 2008	2.00:1.00
December 31, 2008	5.45:1.00
March 31, 2009	5.00:1.00
June 30, 2009	4.45:1.00
September 30, 2009	4.30:1.00
December 31, 2009	4.05:1.00
March 31, 2010	3.05:1.00
June 30, 2010	2.45:1.00
September 30, 2010	2.00:1.00
December 31, 2010	2.20:1.00
March 31, 2011	2.00:1.00
June 30, 2011	1.75:1.00
September 30, 2011	1.50:1.00
December 31, 2011	1.25:1.00
March 31, 2012	1.25:1.00
June 30, 2012	1.25:1.00
September 30, 2012	1.25:1.00
December 31, 2012	1.00:1.00
March 31, 2013	1.00:1.00
June 30, 2013	1.00:1.00

(k)

Amendments to Section 10.03:  Fixed Charge Coverage Ratio.

The table in Section 10.03 is hereby amended by deleting it in its entirety and substituting therefor the following:

Measurement Period Ending	Ratio
September 30, 2006	3.00:1.00
December 31, 2006	3.00:1.00
March 31, 2007	3.00:1.00
June 30, 2007	3.00:1.00
September 30, 2007	3.00:1.00
December 31, 2007	3.40:1.00
March 31, 2008	3.40:1.00
June 30, 2008	3.40:1.00
September 30, 2008	3.40:1.00
December 31, 2008	2.05:1.00
March 31, 2009	2.10:1.00
June 30, 2009	1.70:1.00
September 30, 2009	1.50:1.00
December 31, 2009	1.15:1.00
March 31, 2010	1.45:1.00
June 30, 2010	1.90:1.00
September 30, 2010	2.15:1.00
December 31, 2010	1.40:1.00
March 31, 2011	2.00:1.00
June 30, 2011	2.75:1.00
September 30, 2011	3.50:1.00
December 31, 2011	4.15:1.00
March 31, 2012	4.15:1.00
June 30, 2012	4.15:1.00
September 30, 2012	4.15:1.00
December 31, 2012	4.85:1.00
March 31, 2013	4.85:1.00
June 30, 2013	4.85:1.00

SECTION 1.2.

Borrower’s Representations and Warranties.  In order to induce the Required Lenders to enter into this Amendment and to amend the Existing Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender under the Existing Credit Agreement that the following statements are true, correct and complete:

(a)

Incorporation of Representations and Warranties from Credit Agreement.  On and as of the date hereof and the Effective Date (as defined below), the representations and warranties contained in Article VI of the Existing Credit Agreement are and will be true, correct and complete with respect to this Amendment and the Amended Credit Agreement as if this Amendment and the Amended Credit Agreement were “Loan Documents” referred to in such representations and warranties, and with the foregoing modifications such representations and warranties are incorporated herein by this reference; and the representations and warranties contained in Article VI of the Existing Credit Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(b)

Absence of Default.  On and as of the date hereof and the Effective Date (as defined below), no event has occurred and is continuing that would constitute a Default or an Event of Default under the Existing Credit Agreement.

SECTION 1.3.

Borrower Acknowledgement.  Each of the Borrower and each Guarantor on the signature pages hereto hereby acknowledges and agrees that each Loan Document to which it is a party is in full force and effect and shall not be limited or impaired in any manner by the effectiveness of this Amendment.

SECTION 1.4.

Miscellaneous.

(a)

Reference to and Effect on the Existing Credit Agreement and the Other Loan Documents.

(i)

On and after the Effective Date (as defined below), each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other applicable Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(ii)

Except as specifically amended by this Amendment, the Existing Credit Agreement and the other Loan Documents relating thereto shall remain in full force and effect and are hereby ratified and confirmed.

(iii)

The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Existing Credit Agreement or any of the other Loan Documents relating thereto.

(b)

Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telecopy shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy or by email PDF shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

(c)

GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d)

Effectiveness.  This Amendment shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied with respect to the Existing Credit Agreement: (i) the execution of counterparts hereof by (A) the Required Lenders, (B) the Borrower, (C) each Guarantor and (D) the Administrative Agent; (ii) receipt by the Administrative Agent of a voluntary prepayment of Loans (for which purpose the requirement in Section 3.02 that the Borrower give three (3) Business Days’ prior written notice is hereby waived) in an aggregate principal amount of $15,000,000, plus all accrued and unpaid interest thereon through the date of such prepayment; (iii) receipt by the Administrative Agent, on or prior to December 17, 2008, for the benefit of each Lender that executes and delivers a counterpart of this amendment on or prior to 12:00 P.M. EDT on December 16, 2008, of a fee equal to 0.50% of the aggregate principal amount of the Loans owing to such Lender as of the date of delivery of such counterpart but after giving effect to the voluntary prepayment described in clause (ii) above (regardless of whether such payment has been made as of such date); (iv) receipt by the Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof;  (v) receipt by the Administrative Agent, on the Effective Date, of a certificate signed by a Senior Officer of the Borrower, dated the Effective Date, stating that to the knowledge of such officer and on behalf of the Borrower (not in such officer’s individual capacity), (A) all of the representations and warranties of the Borrower under the Existing Credit Agreement are true and correct in all material respects on and as of the Effective Date as if made on such date and (B) no Event of Default or Default shall have occurred and be continuing or would result from the execution and delivery of this Amended Credit Agreement or the performance by any Credit Party of its obligations hereunder; (vi) receipt by the Administrative Agent of a final form of an amendment to the Second Lien Credit Agreement (as defined in the Intercreditor Agreement) in form and substance reasonably satisfactory to the Administrative Agent; and (vii) receipt by the Administrative Agent of counterparts to the amendment referred to in clause (vi) above, duly executed and delivered by each party thereto and in full force and effect and reasonably satisfactory to the Administrative Agent.

NY12534:198513.9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

E.A. VINER INTERNATIONAL CO.

By:

  Name:
 Title:

GUARANTORS:

OPPENHEIMER HOLDINGS INC.

By:

  Name:
 Title:

VINER FINANCE INC.

By:

Name:
 Title:

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By:
  Name:
 Title:

LENDERS:

[LENDER]

By:

Name:
 Title:

NY12534:198513.9